                           CENDANT STOCK CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                              CENDANT CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                              CENDANT CORPORATION

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of Cendant Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (defined below)). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

   By Hand Delivery:          By Overnight Delivery:               By Mail:
  120 Broadway, 13(th)
         Floor                  85 Challenger Road              P.O. Box 3301
        New York                  Mail Drop-Reorg              South Hackensack
     New York 10271         Ridgefield Park, New Jersey        New Jersey 07606
  Attn: Reorganization                 07660                 Attn: Reorganization
         Dept.              Attn: Reorganization Dept.              Dept.

                              Facsimile Transmission:
                                  (201) 296-4293

                           Confirm Receipt of Facsimile
                                   by Telephone:
                                  (201) 296-4860

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED
     ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO PURCHASER,
       CENDANT, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE A VALID
       DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT
                 CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE
   ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN
      ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH
        SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE
             SPACE PROVIDED IN THE SIGNATURE BOX ON THE
                                    LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Cendant Stock Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Cendant Corporation, a Delaware corporation ("Cendant"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 16, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock of Cendant, par value $.01 per share ("Shares"), listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:

-------------------------------------------     -------------------------------------------
                                                          Name(s) (Please Print)
Certificate Nos.: (if available)

-------------------------------------------    -------------------------------------------

-------------------------------------------     -------------------------------------------
If Shares will be tendered by book-entry                         (Address)
transfer:
Name of Tendering Institution:

-------------------------------------------     -------------------------------------------
                                                      Area Code and Telephone Number
Account No.: ------------------------------
                                                -------------------------------------------
                                                               Signature(s)

--------------------------------------------------------------------------------

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
            A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE
                            SPECIFIED MUST BE USED.
--------------------------------------------------------------------------------

            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
                    IF NO BOX IS CHECKED (EXCEPT AS PROVIDED
                           BELOW), THERE IS NO VALID
                               TENDER OF SHARES.
--------------------------------------------------------------------------------

   / / $19.75         / / $20.00         / / $20.25         / / $20.50
   / / $20.75         / / $21.00         / / $21.25         / / $21.50
   / / $21.75         / / $22.00         / / $22.25         / / $22.50

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered Shares at the Purchase Price determined by Purchaser in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). / /
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    ODD LOTS

    This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on June 15, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares including Shares reflecting interests in the Savings Plans (as defined in the Offer to Purchase).

    The undersigned either (check one box):

    / / owned beneficially, as of the close of business on June 15, 1999 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares including Shares reflecting interests in the Savings Plans, all of which are being tendered, or

    / /  is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on June 15, 1999, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares including Shares reflecting interests in the Savings Plans and is tendering all of such Shares.
       -------------------------------------------------------------------------

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity that is a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program, the Stock Exchanges Medallion Program or other entity which is an "eligible guarantor institution," as such terms is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each such entity, an "Eligible Institution"), hereby guarantees (i) that the above-named person(s) has a net long position in Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

 -------------------------------------------    -------------------------------------------
                Name of Firm                               Authorized Signature

 -------------------------------------------    -------------------------------------------
                   Address                                         Name

 -------------------------------------------    -------------------------------------------
            City, State, Zip Code                                  Title

 -------------------------------------------
       Area Code and Telephone Number

Dated:
------------------------, 1999

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                   YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.